Exhibit 10.5

Text omitted has been redacted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. [**SOURCE A**] indicates the redacted portions of this exhibit that refer to a third party supplier of natural gas to Martin Operating Partnership L.P. [***] indicates other redacted portions of this exhibit.

SECOND AMENDED AND RESTATED NATURAL
GASOLINE SUPPLY AND HANDLING AGREEMENT

This SECOND AMENDED AND RESTATED NATURAL GASOLINE SUPPLY AND HANDLING AGREEMENT (the “Agreement”) is made and entered into effective as of the 1st day of May, 2020 (the “Effective Date”), by and between MARTIN OPERATING PARTNERSHIP L.P., a Delaware limited partnership (hereinafter referred to as “Operator”), and SOUTH HAMPTON RESOURCES, INC., a Texas corporation (hereinafter referred to as “Customer”). Operator and Customer shall collectively referred herein as the “Parties”.

WITNESSETH:

WHEREAS, Customer requires Feedstock Supply (as hereinafter defined) as raw materials for the operation of its facility located at 7752 Highway 418 near Silsbee, Texas (the “Customer’s Facility”), and wishes Operator obtain and transport such Feedstock Supply to Customer’s Facility;

WHEREAS, Customer also desires that Operator obtain and transport Fuel Supply (as hereinafter defined) to Customer at Customer’s Facility for use in the [***];

WHEREAS, Operator supplies Product (as hereinafter defined) to Customer’s Facility via delivery to Customer’s eight inch liquid products pipeline originating at [**SOURCE A**]’s [***] in Orange County, Texas, and terminating approximately thirty-two miles north at Customer’s Facility (the “Customer’s Pipeline”);

WHEREAS, delivery of Product to Customer’s Pipeline is currently accomplished by purchasing Natural Gasoline in Mont Belvieu, Texas, moving or exchanging the purchased Natural Gasoline from Mont Belvieu, Texas to an [***] Barrel storage tank with [***] located at Operator’s Spindletop Terminal in Beaumont, Texas (the “Tank”) utilizing a liquids product pipeline operated by [**SOURCE A**], and finally by moving the Natural Gasoline from the Tank to Customer’s Pipeline utilizing a pipeline owned by Operator (“Operator’s Pipeline”);

WHEREAS, Operator and Customer are parties to that certain Amended and Restated Natural Gasoline Supply and Handling Agreement dated April 21, 2017 (the “Prior Agreement”); and

WHEREAS, Operator and Customer wish to amend and restate the Prior Agreement to modify certain terms and conditions under which Product is transported to Customer’s Pipeline and purchased by Customer.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Operator and Customer agree as follows:

1.	Definitions.

“Agreement” has the meaning set forth in the first paragraph of this agreement.

“Average Feedstock Marketing Fee” means $[***] per Gallon.

“Barrel” means forty-two (42) Gallons of an equivalent liquid volume adjusted to sixty degrees (60°) Fahrenheit.

“Business Day” means any Day that is a Monday, Tuesday, Wednesday, Thursday or Friday, except where such Day is a bank holiday.

“Contract Year” means the period beginning at 7:00 a.m., CPT, on each August 1st and ending at 7:00 a.m., CPT, on succeeding August 1st.

“CPT” means Central Prevailing Time.

“Customer” has the meaning set forth in the first paragraph of this Agreement.

“Customer’s Facility” has the meaning set forth in the recitals of this Agreement.

“Customer’s Pipeline” has the meaning set forth in the recitals of this Agreement.

“Customer Supply” means Natural Gasoline purchased from third parties in compliance with Section 9 and subsequently delivered by rail or truck into the Tank.

“Day” means the twenty-four (24) hour period beginning at 7:00 a.m., CPT, on one calendar day and ending at 7:00 a.m., CPT, on the following calendar day.

“Effective Date” has the meaning set forth in the first paragraph of this Agreement.

“[**SOURCE A**]” has the meaning set forth in the recitals of this Agreement.

“[**SOURCE A**] Exchange Agreement” means that certain Term Exchange Contract between [**SOURCE A**] and Martin Operating Partnership L.P. dated April 21, 2017, as amended by that certain First Amendment to Term Exchange Contract dated as of March 1, 2020, both attached hereto as Exhibit A.

“[**SOURCE A**] Fee” means the actual amounts charged by [**SOURCE A**] to Operator for the exchange from Mt. Belvieu, Texas to the Tank of Product sold to Customer pursuant to the [**SOURCE A**] Exchange Agreement.

“[**SOURCE A**] Purchase Agreement” means that certain First Amended and Restated Term Purchase Contract dated as of July 31, 2017, between [**SOURCE A**] and Martin Operating Partnership L.P. and as amended by that certain First Amendment dated June 22, 2018 and that certain Second Amendment dated as of March 1, 2020, attached hereto as Exhibit B.

“Event of Default” has the meaning set forth in Section 13 of this Agreement.

“Feedstock Marketing Fee” means (i) $[***] per Gallon for each Gallon of Feedstock Supply through April 30, 2020, (ii) $[***] per Gallon for each Gallon of Feedstock Supply from May 1, 2020 through July 31, 2022, and (iii) $[***] per Gallon for each Gallon of Feedstock Supply thereafter.

“Feedstock Supply” means Natural Gasoline purchased from Operator to be consumed as a feedstock for the operation of Customer’s Facility.

“Feedstock Terminal Fee” means $[***] per Gallon for each Gallon of Feedstock Supply, as may be adjusted annually pursuant to Section 4.

“FERC Index” has the meaning set forth in Section 4.

“Fuel Marketing Fee” means $[***] per Gallon for each Gallon of Fuel Supply through July 31, 2022.

“Fuel Terminal Fee” means $[***] per Gallon for each Gallon of Fuel Supply through July 31, 2022.

“Fuel Supply” means Natural Gasoline purchased from Operator to be sold by Customer into the [***].

“Gallon” means 231 cubic inches adjusted to a temperature of sixty degrees (60°) Fahrenheit and at an absolute pressure of 14.65 psi, or pressure expressed in pounds per square inch.

“Initial Term” has the meaning set forth in Section 2.

“Laws” has the meaning set forth in Section 3.

“Meter” has the meaning set forth in Section 6.

“Minimum Annual Volume” means [***] Gallons of Feedstock Supply for the Contract Year ending July 31, 2020 and [***] Gallons of Feedstock Supply during each Contract Year thereafter.

“Minimum Quarterly Volume” means [***] Gallons of Feedstock Supply per Quarter through April 30, 2020 and [***] Gallons of Feedstock Supply per Quarter thereafter.

“Month” means the period beginning at 7:00 a.m., CPT, on the first Day of a calendar month and ending at 7:00 a.m., CPT, on the first Day of the succeeding calendar month.

“Natural Gasoline” means natural gasoline meeting the Receipt and Delivery [**SOURCE A**] Specification attached hereto as Exhibit C, as may be amended from time to time by [**SOURCE A**].

“Operator” has the meaning set forth in the first paragraph of this Agreement.

“Operator’s Pipeline” has the meaning set forth in the recitals of this Agreement.

“Parties” has the meaning set forth in the first paragraph of this Agreement

“Prior Agreement” has the meaning set forth in the recitals of this Agreement.

“Product” means collectively, Feedstock Supply and Fuel Supply.

“Product Acquisition Cost” means the actual cost to Operator to purchase Product (historically, OPIS Non-TET (Any Month) plus negotiated differential) to supply Customer hereunder by purchasing Product pursuant to the [**SOURCE A**] Purchase Agreement, if available, and other sources thereafter, calculated on a first in, first out basis plus the Feedstock Marketing Fee or Fuel Marketing Fee, as applicable.

“Quarter” means (i) August, September and October; (ii) November, December and January; (iii) February, March and April; or (iv) May, June and July, as may be applicable.

“Renewal Term” has the meaning set forth in Section 2.

“Services” has the meaning set forth in Section 3.

“Shortfall Fee” means the product of (i) the Throughput Shortfall Volume times (ii) the sum of the Feedstock Terminal Fee and the Feedstock Marketing Fee.

“Subsequent Law” has the meaning set forth in Section 14.b.

“Tank” has the meaning set forth in the recitals of this Agreement.

“Term” has the meaning set forth in Section 2.

“Terminal Fees” means the Feedstock Terminal Fee and Fuel Terminal Fee.

“Threshold Volume” means [***] Gallons through April 30, 2020 and [***] Gallons thereafter.

“Throughput Shortfall Volume” means the difference between the Minimum Quarterly Volume and the actual Gallons of Feedstock Supply delivered into Customer’s Pipeline during a Quarter.

2.
Term of Agreement. The initial term of this Agreement shall begin on the Effective Date and shall end at 11:59 p.m. CPT on [***] (the “Initial Term”) and shall automatically be renewed for successive one-year terms (each, a “Renewal Term”) after the Initial Term, unless cancelled in writing by either party by one hundred eighty (180) Days’ written notice prior to the end of then-existing term. The Initial Term and each Renewal Term hereunder shall be collectively, the “Term.”

3.
Services. In consideration of the compensation provided in Section 4 hereof, Operator will purchase Product and either transport or exchange such Product into the Tank, and then transfer the Product from the Tank to Customer’s Pipeline at the Meter (as hereinafter defined) utilizing Operator’s Pipeline (the “Services”). Operator will be responsible for providing all manpower and utilities required to perform all of the Services, which are not provided by third-parties. In the performance of the Services, Operator shall comply in all material respects with all requirements of federal, state and local laws, ordinances, decrees, orders, regulations, permits or other requirements having the force of law (hereinafter the “Laws”) and shall be responsible for all regulatory compliance reporting.

4.	Operator’s Compensation. As compensation for the Services performed hereunder, each Month Customer shall pay Operator the following:

a.	Product Acquisition Cost of the Product delivered to Customer’s Pipeline;

b.	The Feedstock Terminal Fee multiplied by the actual number of Gallons of Feedstock Supply delivered to Customer’s Pipeline;

c.	The Fuel Terminal Fee multiplied by the actual number of Gallons of Fuel Supply delivered to Customer’s Pipeline; and

d.	The [**SOURCE A**] Fee.

Beginning on August 1, 2020 and annually thereafter, the Feedstock Terminal Fee and the Fuel Terminal Fee shall escalate by the positive adjustment, if any, in the current “F.E.R.C. Oil Pipeline Index - Multiplier to Use” published by the Federal Energy Regulatory Commission (“FERC Index”). In the event that the FERC Index ceased to be published by the Federal Energy Regulatory Commission, a new index shall be established as mutually agreed by the parties.

Notwithstanding anything to the contrary contained in this Agreement, if Operator obtains Product that is subsequently transported to Customer by means other than Operator’s Pipeline, the price of such Product will be negotiated and agreed to as separate spot business at a price acceptable to both parties.

An example calculation of Operator’s Compensation is attached hereto as Exhibit D.

5.
Shortfall Payments and Rebate. In the event that less than the Minimum Quarterly Volume of Feedstock Supply is delivered into Customer’s Pipeline during a Quarter through no fault of Operator, then for such Quarter Customer shall additionally pay Operator the Shortfall Fee. At the end of the Contract Year ending July 31, 2020, Customer shall be entitled to a rebate equal to the positive amount, if any, resulting from the sum of the actual Shortfall Fees paid hereunder during such Contract Year and less the product of (i) the difference of the Minimum Annual Volume less the actual quantity of Feedstock Supply delivered into Customer’s Pipeline during such Contract Year times (ii) the sum of the Feedstock Terminal Fee plus the Average Feedstock Marketing Fee. At the end of each Contract Year thereafter, Customer shall be entitled to a rebate equal to the positive amount, if any, resulting from the sum of the actual Shortfall Fees paid hereunder during the Contract Year and less the product of (i) the difference of the Minimum Annual Volume less the actual quantity of Feedstock Supply delivered into Customer’s Pipeline during such Contract Year times (ii) the sum of the Feedstock Terminal Fee plus the Feedstock Marketing Fee. An example calculation is attached hereto as Exhibit E.

6.
Title to Product. Title to, possession and risk of loss of the Product shall pass from Operator to Customer when the Product passes through the transfer meter located where Operator’s Pipeline interconnects with Customer’s Pipeline (the “Meter”). The readings from the Meter shall be used for calculation of the amounts owed to Operator by Customer pursuant to Section 4 and in determining any Shortfall Fee due under Section 5. The Meter will be calibrated at least annually according to Operator’s standard practices. Customer shall have the right to attend said calibration check and Operator shall provide Customer at least three (3) Business Days prior notice of each calibration. In the event the Meter is out of service or upon inspection is off by more than one percent (1%), the quantity of Product delivered hereunder will be determined by using the first of the of the following methods available:

a.	By using the measurement of any check meter if same is installed correctly and registering accurately;

b.	By correcting the error of the Meter if ascertainable by calibration, test or mathematical calculation and the length of time the meter has been inaccurate is known; or

c.	By using the combination of the Product received into the Tank, if known, and the Tank inventory for the respective period.

7.	Representations and Warranties.

a.	Operator represents and warrants to Customer that:

i.	Operator has title to the Product delivered by it hereunder or the right to deliver same;

ii.	Product delivered hereunder shall be delivered in full compliance with all federal and state laws, rules and regulations and orders that may be applicable thereto; and

iii.	Product delivered under this Agreement will meet the specifications set forth in Exhibit C to this Agreement.

b.	Customer represents and warrants to Operator that:

i.
Customer is knowledgeable and aware that the Product delivered hereunder is hazardous material and Customer is sophisticated and knowledgeable of (i) the hazards and risks associated with such Product, and (ii) the handling, receipt, transportation, storage and use of such Product; and

ii.	Product received hereunder shall be received in full compliance with all applicable federal and state laws, rules and regulations and orders that may be applicable thereto.

8.
Nomination. Customer shall provide Operator a firm nomination, in writing, specifying the volume of Product that Customer desires delivered into Customer’s Pipeline each Month at least twelve (12) Business Days prior to the beginning of the applicable Month of delivery. For planning purposes, Customer shall also provide Operator with a three (3) Month rolling quantity of estimated future Product needs at least twelve (12) Business Days prior to the beginning of each Month. Customer further agrees to provide Operator with a report of Customer’s actual Product usage for each three (3) Month period during the Term of this Agreement to be delivered by the fifteenth (15) day of the Month following each such three (3) Month period.

9.
Exclusivity. With the exception of the exclusions provided for in this paragraph, Customer shall be obligated to source all of its Product needs for Customer’s Facility through Operator. In the event that during any Quarter Customer’s Feedstock Supply needs exceed the Threshold Volume, then Customer may source up to [***] of its Feedstock Supply needs in excess of the Threshold Volume for the applicable Quarter through persons other than Operator. Notwithstanding the foregoing sentence, in the event that Customer provides Operator with written notice during January of 2022, beginning August 1, 2022 Customer may source up to [***] of its Product needs during a Quarter through persons other than Operator, so long as the amount of Feedstock Supply purchased from Operator during such Quarter is at least [***] Barrels per Day. In addition to the foregoing amounts, Customer may source de minimus amounts of Product from sources other than Operator, being no more than [***] Barrels per Quarter. In no event will Operator be obligated hereunder to deliver to Customer’s Pipeline more than [***] Barrels of Product in any Day. During any time period when Operator is unable to supply Customer with Product, Customer may source Product through persons other than Operator to meet its operational requirements. Nothing in this Section 9 shall in any way reduce the Minimum Annual Volume, the Minimum Quarterly Volume or the Threshold Volume.

10.
Truck or Rail. In the event that Customer wishes to deliver Customer Supply to the Tank by truck or rail for subsequent delivery by Operator to Customer’s Pipeline, the Parties agrees that they will work in good faith to amend this Agreement to make the various revisions necessary to permit such. The cost of all upgrades to Operator’s facilities needed to facilitate receipt of Customer Supply into the Operator’s Pipeline by rail or truck shall be paid solely by Customer. The Parties acknowledge and agree that a separate terminalling fee shall be applicable to the receipt and redelivery of Customer Supply. Further, the Parties agree that all Customer Supply delivered by Operator to the Customer’s Pipeline shall be credited against the Minimum Quarterly Volume, but shall not reduce any volume obligations under any agreement between Operator and [**SOURCE A**] related to the purchase of Natural Gasoline to be supplied to Customer.

11.	Indemnification.

a.
OPERATOR. OPERATOR AGREES TO INDEMNIFY AND HOLD HARMLESS CUSTOMER FROM AND AGAINST ANY AND ALL CLAIMS, SUITS, LIABILITIES, DEMANDS, LOSSES OR EXPENSES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, INJURY OR DEATH OF PERSONS OR DAMAGE TO OR DESTRUCTION OF PROPERTY AS WELL AS REASONABLE ATTORNEYS’ FEES AND EXPENSES ARISING OUT OF OR IN ANY WAY CONNECTED WITH OR RESULTING FROM OPERATOR’S FAILURE TO OBSERVE ANY OF ITS MATERIAL OBLIGATIONS HEREUNDER OR OPERATOR’S MISCONDUCT OR NEGLIGENT ACTS OR OMISSIONS; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL OPERATOR BE LIABLE TO CUSTOMER OR ANY OTHER PARTY FOR INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND OR CHARACTER FROM ANY CAUSE WHATSOEVER.

b.
CUSTOMER. CUSTOMER AGREES TO INDEMNIFY AND HOLD HARMLESS OPERATOR FROM AND AGAINST ANY AND ALL CLAIMS, SUITS, LIABILITIES, DEMANDS, DAMAGES, LOSSES OR EXPENSES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, INJURY OR DEATH OF PERSONS OR DAMAGE TO OR DESTRUCTION OF PROPERTY AS WELL AS REASONABLE ATTORNEYS’ FEES AND EXPENSES ARISING OUT OF OR IN ANY WAY CONNECTED WITH OR RESULTING FROM CUSTOMER’S FAILURE TO OBSERVE ANY OF ITS MATERIAL OBLIGATIONS HEREUNDER OR CUSTOMER’S MISCONDUCT OR NEGLIGENT ACTS OR OMISSIONS; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL CUSTOMER BE LIABLE TO OPERATOR OR ANY OTHER PARTY FOR THE LOSS OF PROFITS OR INDIRECT, SPECIAL CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND OR CHARACTER FROM ANY CAUSE WHATSOEVER.

12.
Payment Terms. Within five (5) Business Days after the end of each Month, Customer shall send Operator a detailed breakdown delineating how much of the Product purchased by the Customer for such Month constituted Feedstock Supply and how much constituted Fuel Supply. Within ten (10) Business Days following the end of each Month, Operator shall send to Customer an invoice for the Terminal Fees and Product Acquisition Cost attributable to such Month. Additionally, within ten (10) Business Days following the end of each Quarter, Operator shall, to the extent due from Customer, send Customer an invoice for any Shortfall Fee due. Customer agrees to pay a service charge to Operator equal to one percent (1.0%) per Month on all undisputed payments due Operator and not paid by Customer on or before the date due, which shall be thirty (30) Days after the invoice date. Notwithstanding the foregoing, if at any time the amount owed hereunder to Operator by Customer, whether invoiced or not, exceeds Customer’s credit limit established by Operator, which may be amended from time to time, Customer shall immediately pay Operator all amounts owed in excess of such credit limit by wire transfer.

13.
Default/Termination. Either Party may terminate this Agreement upon thirty (30) days’ prior written notice to the other in the Event of Default. The following events are considered an “Event of Default” under this Agreement:

a.	a breach of any material term or condition of this Agreement that remains uncured for a period of thirty (30) days;

b.	if a Party becomes insolvent or if the normal conduct of a Party’s business, or its credit, becomes substantially impaired;

c.	if a Party calls any meeting of creditors or if a receiver or trustee is appointed for such Party or its assets; or

d.	if any petition, proceeding or action under any bankruptcy proceedings is filed or instituted by a Party or against such Party and such proceeding is not dismissed within sixty (60) days.
In the event of termination as set forth herein, the Party terminating this Agreement shall have all rights and remedies available to it under law or equity to seek recourse for the default of the other Party.

14.	Force Majeure.

a.
Natural. If either party is rendered unable, wholly or in part, by force majeure or any other cause of any kind not reasonably within its control to perform or comply with any obligation or condition of this Agreement, other than obligation to pay money, upon giving written notice to the other party, such obligation or condition shall be suspended during the continuance of the inability so caused and such party shall be relieved of any liability during such period. The term “force majeure” shall include, without limitation, by the following acts of God, or when the supply of product or any facility of production, manufacture/storage, transportation, distribution or delivery contemplated by either party is interrupted, unavailable, or inadequate because of war or the public enemy, strikes, lockouts, or other disturbances, riots, hurricanes, floods, fires, explosion, or destruction from any involuntary cause or any character either similar or dissimilar to the foregoing, reasonably beyond the control of the party failing to perform. Further, a force majeure event affecting [**SOURCE A**] ability to deliver Product into the Tank or Operator’s ability to acquire Product otherwise, which prevents Operator from performing its obligations hereunder shall also serve as a force majeure event hereunder.

b.
Regulatory. In the event that after the date on which this Agreement becomes effective any new and/or modified federal, state and/or local statutes, ordinances, regulations, laws or court or regulatory decisions (a “Subsequent Law”) become applicable to the Tank or Operator’s Pipeline, and as a result thereof Operator is required to make capital expenditures in excess of $250,000.00 to bring those items into compliance with such Subsequent Law, then in such event Operator shall give written notice of such occurrence to Customer setting for the amount of such required capital expenditures. If the required capital expenditures exceed $250,000.00, the parties agree to renegotiate in good faith the terms of this Agreement in light of said required capital expenditures to equitably share such costs.

15.	Customer’s Compliance with Laws. In the operation of Customer’s Pipeline, Customer agrees to comply in all material respects with all applicable Laws.

16.
Notices. All notices pertaining to this Agreement shall be sent by certified U.S. mail or overnight courier service, on a prepaid basis along with a fax copy. Said notices shall be effective on the Day sent and shall be addressed as follows unless another address is specified in writing by either party:

Martin Operating Partnership, LP        South Hampton Resources, Inc.
P.O. Box 191                     P. O. Box 1636
Kilgore, Texas 75663                 Silsbee, Texas 77656
Attention: General Counsel            Attention: Pat Quarles

17.
No Agency. The subject matter of this Agreement is purchase and delivery of the Product identified herein. There is no agency, distributorship, partnership, or joint venture being created by the existence of this Agreement. Neither party shall represent itself to be the agent, servant or partner of the other.

18.
Construction. The paragraph headings of this Agreement shall not be considered to be part hereof for the purposes of interpreting or applying this Agreement, or any section hereof but are for convenience only.

19.
Severability.    In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or enforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions, and this Agreement shall be construed as if such invalid and illegal or unenforceable provisions have never been contained in it.

20.
Entire Agreement. This Agreement shall constitute the entire agreement concerning the subject hereof between the parties superseding all previous agreements, negotiations and representations made prior or contemporaneous to the date hereof. This Agreement shall be modified or amended only in written agreement executed by both parties hereto.

21.
Assignment. Neither party shall assign this Agreement without the express written consent of the other party which shall not be unreasonably withheld. This Agreement shall not be assigned by operation of law and shall not become an asset in any bankruptcy or receivership proceedings. In the case of any permitted assignment hereof, the rights and obligations of the parties hereto shall be binding upon such successors and assigns.

22.
Survival. The provisions of this Agreement which by their nature are intended to survive the termination or expiration of this Agreement will continue as valid and enforceable obligations notwithstanding any such termination or expiration, including, without limitation, the indemnification obligations contained in Section 11.

23.
Authority. Each party by executing this Agreement represents that the execution and delivery of this Agreement has been duly authorized by all necessary action on its part and that this Agreement is a legal, valid and binding obligation of such party, enforceable in accordance with the terms hereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditor’s rights generally and by general principles of equity.

24.
No Third Party Beneficiaries. Except for [**SOURCE A**], nothing in this Agreement will create, or be construed as creating any express or implied rights in any person or entity other than the parties and their respective successors and permitted assigns.

25.
Controlling Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and exclusive venue for any dispute hereunder shall be the State District Courts of Jefferson County, Texas, to whose jurisdiction all parties hereto consent.

26.
Information/Audit Rights. Customer shall keep detailed books and records relating to all Feedstock Supply and Fuel Supply provided hereunder by Operator and all natural gasoline consumed by Customer in its operations. Such books and records must be maintained for a minimum of twenty-four (24) Months and shall, upon request at reasonable times, be made available for an audit by a representative of Operator. The Parties agree that Operator may share any information it obtains hereunder from Customer with [**SOURCE A**]. Further, Customer agrees that [**SOURCE A**] shall have the right to audit Customer’s books and records in accordance with the Condition Precedent section of the [**SOURCE A**] Agreement, which was effective on and after April 21, 2017.

27.
Confidentiality. The Parties agree to treat this Agreement and any information exchanged under this Agreement as confidential information and Customer shall hold as confidential any information concerning the [**SOURCE A**] Exchange Agreement and the [**SOURCE A**] Purchase Agreement; provided, however, that the Parties may disclose any information concerning this Agreement required by (i) law or (ii) listing agreements with national security exchanges as determined by the discloser’s legal advisor. Each Party will be responsible for any breach of the foregoing confidentiality obligations by itself, its employees, officers, agents or representatives and agrees that it will be liable to the other Party for all damages suffered by such other Party as a result of its breach.

EXECUTED as of the date first written above.

SOUTH HAMPTON RESOURCES, INC.        MARTIN OPERATING PARTNERSHIP LP
By: Martin Operating GP LLC, its general partner
By: Martin Midstream Partners L.P., its sole member
By: Martin Midstream GP LLC, its general partner

By: /s/ Patrick     Quarles                 By: /s/ Robert D. Bondurant
Name: Patrick     Quarles                Name: Robert D. Bondurant

Title: President & Chief Executive Officer	Title: Executive Vice President & Chief Financial Officer

CUSTOMER                        OPERATOR

EXHIBIT A to Second Amended and Restated Natural Gasoline Supply and Handling Agreement

(TERM EXCHANGE CONTRACT)

[***]

EXHIBIT B to Second Amended and Restated Natural Gasoline Supply and Handling Agreement

(FIRST AMENDED AND RESTATED TERM EXCHANGE CONTRACT)

[***]

EXHIBIT C to Second Amended and Restated Natural Gasoline Supply and Handling Agreement

(PRODUCT SPECIFICATION)

[***]
EXHIBIT D to Second Amended and Restated Natural Gasoline Supply and Handling Agreement

(OPERATOR’S COMPENSATION)

[***]
EXHIBIT E to Second Amended and Restated Natural Gasoline Supply and Handling Agreement

(SHORTFALL FEE CALCULATION)

[***]